EXHIBIT 10.69

                        TRITON EXPLORATION SERVICES, INC.
                    6688 North Central Expressway, Suite 1400
                               Dallas, Texas 75206

                                December 19, 2000


Re: Employment Agreement among yourself, Triton Exploration Services, Inc. and Triton Energy Limited (as amended or modified to date, including the amendment and restatement dated June 28, 2000, the "Agreement"; capitalized terms used in this letter shall have the meanings set forth in the Agreement)

Dear:

     This letter will evidence our agreement to amend the Agreement as set forth herein. Section 4.3-2 of the Agreement is hereby amended to read in its entirety as follows:

     "4.3-2 In lieu of any further salary or bonus payments to Employee for periods subsequent to the Date of Termination, an amount equal to the product of
(a) the number three (3) times (b) the sum of (i) the highest of Employee's annual base salary in effect at any time from the three (3) years prior to, through and including, the Date of Termination plus (ii) the greater of (x) the highest of the aggregate bonuses paid to Employee during any fiscal year all or a part of which was included in the foregoing three year period and (y) 15% times the highest of Employee's annual base salary in effect at any time from the three years prior to, through and including, the Date of Termination plus
(iii) the highest of the aggregate contributions made by the Employer on Employee's behalf in respect of Employee's participation in any 401(k) plan or plans of the Employer during any fiscal year all or a part of which was included in the foregoing three year period;"

     Except as expressly set forth in this letter, the Agreement shall remain in full force and effect.

     Please acknowledge your agreement with the foregoing by signing below.


                                         Very truly yours,

                                         Triton Exploration Services, Inc.


                                         By: _____________________________
                                              James C.Musselman, President and
                                              Chief Executive Officer



Acknowledged  and  Agreed:


__________________________________





Acknowledged and Agreed by Triton Energy Limited, as guarantor of Triton Exploration Services, Inc.

Triton  Energy  Limited



By:  ________________________________
       James C. Musselman, President and
       Chief Executive Officer